Filed Pursuant to Rule 433
                                                         File No.: 333-131262-05

This material is for your private information, and none of Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriter described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriter and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

December 12, 2006

Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

UPDATE to Free Writing Prospectus dated December 4, 2006 (the "December 4 FWP")

Wachovia Bank Commercial Mortgage Trust,

Commercial Mortgage Pass-Through Certificates, Series 2006-C29

1. The table below lists certain summary information concerning the Class IO Certificates of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C29, which is being offered pursuant to this free writing prospectus, which supplements the December 4 FWP.


                  Closing Date
                  Certificate                                                                           Cash Flow or
                    Balance      Percentage of             Pass-Through     Initial        Weighted       Principal     Expected
                  or Notional    Cut-Off Date    Credit       Rate        Pass-Through   Average Life      Window      S&P/Moody's
Class                Amount      Pool Balance    Support   Description        Rate         (years)       (Mon./Yr.)      Rating
-------------   --------------   -------------   -------   ------------   ------------   ------------   ------------   -----------
Class IO.....   $3,371,274,173        N/A          N/A       WAC-IO                          N/A             N/A         AAA/Aaa


      A. The Class IO Certificates do not have a certificate balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The Class IO Certificates have 23 separate components (each, a "Component"), each corresponding to a different Class of each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates (the "Sequential Pay Certificates"). Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance") of each Component will equal the certificate balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date.

      B. The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Strip Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the weighted average net mortgage rate for such Distribution Date, minus the pass-through rate for the Class of Sequential Pay Certificates corresponding to such Component (but in no event will any Strip Rate be less than zero).

      C. The yield to maturity of the Class IO Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class IO Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. See "RISK FACTORS--Prepayments Will Affect Your Yield" in the December 4 FWP.

      D. Any optional termination by the holders of the Controlling Class, the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class IO Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in the December 4 FWP.

      E. The Class X-P Certificates are no longer being offered.

2. The Class A-4FL Certificates are no longer being offered. The principal balance of the Class A-4FL Certificates will be combined with the principal balance of the Class A-4 Certificates and payments on the Class A-4 Certificates, including with respect to the principal balance previously allocated to the Class A-4FL Certificates, will be made as described in the December 4 FWP with respect to the Class A-4 Certificates.

3. The number of mortgaged properties for which "as-stabilized" appraised values were used to determine loan-to-value ratios has been revised with the addition of 1 mortgage loan. For purposes of determining the loan-to-value ratios for 15 mortgaged properties (loan numbers 1.02, 3, 8, 11, 16, 19, 22, 32, 33, 98, 111,
123, 124, 129 and 137), representing, by allocated loan amount, 16.8% of the mortgage pool (12 mortgaged properties in loan group 1 or 19.2% and 3 mortgaged properties in loan group 2 or 7.9%), such ratios were calculated using "as-stabilized" appraised values as opposed to "as-is" values.

4. With respect to loan number 7 (Renaissance Tower Office Building) on Annex A-1 to the December 4 FWP, with a principal balance as of the cut-off date of $129,000,000 (representing 3.8% of the mortgage pool (4.8% of loan group 1)), the ongoing reserve descriptions are hereby further clarified. Ongoing monthly replacement reserves of $21,616 will be required when the up-front replacement reserve account balance is depleted. Beginning in year eight of the loan term, if, at any time, the outstanding balance of the TI/LC reserve account is less than $1,000,000, the mortgage loan documents require monthly deposits of $144,108 until a reserve account balance of $2,500,000 is achieved.

5. With respect to loan number 11 (Dakota Square Mall) on Annex A-1 to the December 4 FWP, with a principal balance as of the cut-off date of $58,000,000 (representing 1.7% of the mortgage pool (2.2% of loan group 1)), the size of the building located on the related mortgaged property (in square feet) was overstated and is 593,626, instead of 693,626, resulting in an occupancy, as of September 1, 2006, of 90.0%, a cut-off date balance per square foot of $98 with respect to the trust asset and $104 with respect to the whole mortgage loan.

6. With respect to loan number 16 (Hilton - Providence, RI) on Annex A-1 to the December 4 FWP, with a principal balance as of the cut-off date of $49,000,000 (representing 1.5% of the mortgage pool (1.8% of loan group 1)), the size of the up-front renovation reserve was overstated and is $5,440,000, instead of $7,300,000.

7. The number of mortgage loans that are subject to the terms of condominium agreements was understated. Four mortgaged properties (loan numbers 2.11, 16, 114 and 119), representing, by allocated loan amount, 2.3% of the mortgage pool (3 mortgage loans in loan group 1 or 2.7% and 1 mortgage loan in loan group 2 or 0.7%), are subject to the terms of one or more condominium agreements.

8. The settlement date for this transaction has changed to December 21, 2006.

9. Attachment A sets forth certain additional revised information in connection with the offered certificates.

10. Attachment B sets forth certain revised information in connection with the offered certificates and will replace the analogous Annex B to the December 4 FWP.

                      ____________________________________

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ____________________________________

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ____________________________________

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                  ATTACHMENT A

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C29 $3,135,284,000** NEW ISSUE CMBS

Co-Lead Mgrs: Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.

Rating Agencies: S&P and Moody's

Class   Size($)         (S&P/Moody's)   Credit Support   WAL    Prin Window

A-1     16,720,000         AAA/Aaa         30.000%       3.04   01/07 - 10/11

A-2     291,336,000        AAA/Aaa         30.000%       4.83   10/11 - 12/11

A-3     161,040,000        AAA/Aaa         30.000%       6.98   12/13 - 12/13

A-PB    49,254,000         AAA/Aaa         30.000%       7.34   12/11 - 06/16

A-4     1,142,530,000      AAA/Aaa         30.000%       9.86   06/16 - 11/16

A-1A    699,011,000        AAA/Aaa         30.000%       8.81   01/07 - 11/16

IO      3,371,274,173      AAA/Aaa         N/A           N/A    N/A

A-M     337,128,000        AAA/Aaa         20.000%       9.96   11/16 - 12/16

A-J     303,415,000        AAA/Aaa         11.000%       9.98   12/16 - 12/16

B       25,284,000         AA+/Aa1         10.250%       9.98   12/16 - 12/16

C       33,713,000         AA/Aa2          9.250%        9.98   12/16 - 12/16

D       29,498,000         AA-/Aa3         8.375%        9.98   12/16 - 12/16

E       46,355,000         A/A2            7.000%        9.98   12/16 -  12/16

**Collateral subject to change

Expected Timing

Price  -  December 13, 2006

Settlement  -  December 21, 2006

Wachovia Commercial Mortgage Securities, Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-131262) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ____________________________________

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS

FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ____________________________________

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ____________________________________

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Mortgaged Properties By Property Type for All Mortgage Loans (1)


                                                                % of                                   Wtd. Avg.
                                                               Cut-Off      Average       Maximum       Cut-Off
                                Number of       Aggregate       Date        Cut-Off       Cut-Off        Date
                                Mortgaged        Cut-Off        Pool         Date           Date          LTV
Property Type                   Properties     Date Balance    Balance      Balance       Balance        Ratio
-----------------------------------------------------------------------------------------------------------------
Retail                                  69    $1,309,545,705      38.8%   $18,978,923   $205,000,000        60.0%
  Retail - Anchored                     43     1,047,700,938      31.1    $24,365,138   $205,000,000        56.5%
  Retail - Single Tenant                10       133,061,232       3.9    $13,306,123   $100,000,000        77.9%
  Retail - Unanchored                   13        77,983,534       2.3    $ 5,998,733   $ 12,820,000        71.4%
  Retail - Shadow Anchored(4)            3       50,800,000       1.5    $16,933,333   $ 25,600,000        68.8%
Multifamily                             40       763,161,469      22.6    $19,079,037   $132,000,000        71.7%
Office                                  42       676,721,000      20.1    $16,112,405   $129,000,000        74.5%
Industrial                              35       391,616,000      11.6    $11,189,029   $ 35,000,000        77.5%
Hospitality                              6        95,600,000       2.8    $15,933,333   $ 49,000,000        70.9%
Mobile Home Park                         2        74,880,000       2.2    $37,440,000   $ 56,800,000        80.0%
Mixed Use                                7        43,850,000       1.3    $ 6,264,286   $ 17,500,000        66.9%
Self Storage                             8        15,900,000       0.5    $ 1,987,500   $  3,563,000        75.8%
                                       209    $3,371,274,173     100.0%   $16,130,498   $205,000,000        68.5%


                                                Wtd. Avg.
                                                  Stated      Wtd. Avg.   Minimum   Maximum
                                 Wtd. Avg.      Remaining      Cut-Off    Cut-Off   Cut-Off
                                    LTV          Term to        Date       Date      Date     Wtd. Avg.    Wtd. Avg.
                                  Ratio at       Maturity        DSC        DSC       DSC     Occupancy    Mortgage
Property Type                   Maturity (2)    (Mos.) (2)      Ratio      Ratio     Ratio    Rate (3)       Rate
---------------------------------------------------------------------------------------------------------------------
Retail                                  58.9%          103      1.89x      1.04x     2.44x         94.6%       5.544%
  Retail - Anchored                     55.8%           98      2.05x      1.21x     2.44x         94.0%       5.469%
  Retail - Single Tenant                76.3%          120      1.16x      1.04x     2.01x        100.0%       5.747%
  Retail - Unanchored                   67.9%          119      1.36x      1.15x     2.39x         95.3%       5.955%
  Retail - Shadow Anchored(4)           63.5%          119      1.26x      1.19x     1.50x         92.9%       5.917%
Multifamily                             70.0%          109      1.33x      1.17x     1.94x         95.5%       5.838%
Office                                  71.2%          118      1.36x      1.20x     1.75x         88.4%       5.813%
Industrial                              76.7%          118      1.45x      1.22x     2.17x         96.6%       5.885%
Hospitality                             58.9%          120      1.40x      1.30x     1.76x           NA        6.080%
Mobile Home Park                        80.0%          119      1.34x      1.33x     1.36x         94.4%       5.790%
Mixed Use                               65.6%          119      1.42x      1.23x     1.71x         96.8%       5.758%
Self Storage                            73.7%          119      1.34x      1.29x     1.35x         77.6%       5.921%
                                        66.6%          110      1.57x      1.04x     2.44x         93.7%       5.729%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 6 hospitality properties, representing 2.8% of the Cut-Off Date Pool Balance.

(4) A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

    Mortgaged Properties By Property Type for Loan Group 1 Mortgage Loans (1)


                                                                      % of                                   Wtd. Avg.
                                                                     Cut-Off      Average       Maximum       Cut-Off
                                      Number of       Aggregate       Date        Cut-Off       Cut-Off        Date
                                      Mortgaged        Cut-Off        Pool         Date           Date          LTV
Property Type                         Properties     Date Balance    Balance      Balance       Balance        Ratio
-----------------------------------------------------------------------------------------------------------------------
Retail                                        69    $1,309,545,705      49.0%   $18,978,923   $205,000,000        60.0%
  Retail - Anchored                           43     1,047,700,938      39.2    $24,365,138   $205,000,000        56.5%
  Retail - Single Tenant                      10       133,061,232       5.0    $13,306,123   $100,000,000        77.9%
  Retail - Unanchored                         13        77,983,534       2.9    $ 5,998,733   $ 12,820,000        71.4%
  Retail - Shadow Anchored(4)                  3        50,800,000       1.9    $16,933,333   $ 25,600,000        68.8%
Office                                        42       676,721,000      25.3    $16,112,405   $129,000,000        74.5%
Industrial                                    35       391,616,000      14.7    $11,189,029   $ 35,000,000        77.5%
Multifamily                                    2       139,030,000       5.2    $69,515,000   $132,000,000        70.7%
Hospitality                                    6        95,600,000       3.6    $15,933,333   $ 49,000,000        70.9%
Mixed Use                                      7        43,850,000       1.6    $ 6,264,286   $ 17,500,000        66.9%
Self Storage                                   8        15,900,000       0.6    $ 1,987,500   $  3,563,000        75.8%
                                             169    $2,672,262,705     100.0%   $15,812,205   $205,000,000        67.4%


                                                      Wtd. Avg.
                                                        Stated      Wtd. Avg.   Minimum   Maximum
                                       Wtd. Avg.      Remaining      Cut-Off    Cut-Off   Cut-Off
                                          LTV          Term to        Date       Date      Date     Wtd. Avg.    Wtd. Avg.
                                        Ratio at       Maturity        DSC        DSC       DSC     Occupancy    Mortgage
Property Type                         Maturity (2)    (Mos.) (2)      Ratio      Ratio     Ratio    Rate (3)       Rate
---------------------------------------------------------------------------------------------------------------------------
Retail                                        58.9%          103      1.89x      1.04x     2.44x         94.6%       5.544%
  Retail - Anchored                           55.8%           98      2.05x      1.21x     2.44x         94.0%       5.469%
  Retail - Single Tenant                      76.3%          120      1.16x      1.04x     2.01x        100.0%       5.747%
  Retail - Unanchored                         67.9%          119      1.36x      1.15x     2.39x         95.3%       5.955%
  Retail - Shadow Anchored(4)                 63.5%          119      1.26x      1.19x     1.50x         92.9%       5.917%
Office                                        71.2%          118      1.36x      1.20x     1.75x         88.4%       5.813%
Industrial                                    76.7%          118      1.45x      1.22x     2.17x         96.6%       5.885%
Multifamily                                   70.7%          118      1.35x      1.35x     1.41x         94.6%       6.093%
Hospitality                                   58.9%          120      1.40x      1.30x     1.76x           NA        6.080%
Mixed Use                                     65.6%          119      1.42x      1.23x     1.71x         96.8%       5.758%
Self Storage                                  73.7%          119      1.34x      1.29x     1.35x         77.6%       5.921%
                                              65.4%          110      1.63x      1.04x     2.44x         93.2%       5.715%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy Rates exclude 6 hospitality properties, representing 3.6% of the Cut-Off Date Group 1 Balance.

(4) A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

    Mortgaged Properties By Property Type for Loan Group 2 Mortgage Loans (1)


                                                                     % of                                   Wtd. Avg.
                                                                    Cut-Off      Average       Maximum       Cut-Off
                                      Number of      Aggregate       Date        Cut-Off       Cut-Off        Date
                                      Mortgaged       Cut-Off        Pool         Date           Date          LTV
Property Type                         Properties    Date Balance    Balance      Balance       Balance        Ratio
----------------------------------------------------------------------------------------------------------------------
Multifamily                                   38   $  624,131,469      89.3%   $16,424,512   $ 65,050,000        71.9%
Mobile Home Park                               2       74,880,000      10.7    $37,440,000   $ 56,800,000        80.0%
                                              40   $  699,011,469     100.0%   $17,475,287   $ 65,050,000        72.8%


                                                      Wtd. Avg.
                                                        Stated     Wtd. Avg.   Minimum   Maximum
                                       Wtd. Avg.      Remaining     Cut-Off    Cut-Off   Cut-Off
                                          LTV          Term to       Date       Date      Date     Wtd. Avg.    Wtd. Avg.
                                        Ratio at       Maturity       DSC        DSC       DSC     Occupancy    Mortgage
Property Type                         Maturity (2)    (Mos.) (2)     Ratio      Ratio     Ratio    Rate (3)       Rate
--------------------------------------------------------------------------------------------------------------------------
Multifamily                                   69.8%          107     1.32x      1.17x     1.94x         95.7%       5.781%
Mobile Home Park                              80.0%          119     1.34x      1.33x     1.36x         94.4%       5.790%
                                              70.9%          108     1.32x      1.17x     1.94x         95.6%       5.782%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

              Range of Cut-Off Date Balances for All Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off            Mortgage         Date         Pool          Date           Date       Date LTV       LTV Ratio
Date Balances ($)             Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
840,000 - 2,000,000                 5   $    7,528,000       0.2%   $  1,505,600   $  1,856,000        59.6%            54.4%
2,000,001 - 3,000,000               9       22,804,511       0.7    $  2,533,835   $  2,915,000        68.1%            63.2%
3,000,001 - 4,000,000               8       27,959,163       0.8    $  3,494,895   $  4,000,000        72.5%            65.3%
4,000,001 - 5,000,000               8       37,490,000       1.1    $  4,686,250   $  5,000,000        73.3%            68.9%
5,000,001 - 6,000,000               3       16,711,000       0.5    $  5,570,333   $  5,671,000        70.0%            66.2%
6,000,001 - 7,000,000              11       71,850,000       2.1    $  6,531,818   $  7,000,000        68.5%            54.0%
7,000,001 - 8,000,000               7       52,490,600       1.6    $  7,498,657   $  8,000,000        75.5%            71.7%
8,000,001 - 9,000,000               7       59,847,796       1.8    $  8,549,685   $  9,000,000        75.3%            67.2%
9,000,001 - 10,000,000              4       38,500,000       1.1    $  9,625,000   $  9,800,000        75.7%            72.4%
10,000,001 - 15,000,000            25      310,782,000       9.2    $ 12,431,280   $ 14,950,000        71.6%            68.1%
15,000,001 - 20,000,000            21      359,728,000      10.7    $ 17,129,905   $ 20,000,000        73.7%            71.8%
20,000,001 - 25,000,000             8      180,975,000       5.4    $ 22,621,875   $ 24,475,000        70.3%            69.3%
25,000,001 - 30,000,000             4      107,100,000       3.2    $ 26,775,000   $ 28,275,000        68.1%            66.9%
30,000,001 - 35,000,000             5      162,515,000       4.8    $ 32,503,000   $ 35,000,000        69.6%            68.9%
35,000,001 - 40,000,000             1       37,000,000       1.1    $ 37,000,000   $ 37,000,000        78.4%            73.4%
45,000,001 - 50,000,000             2       99,000,000       2.9    $ 49,500,000   $ 50,000,000        72.5%            66.7%
50,000,001 - 55,000,000             1       52,000,000       1.5    $ 52,000,000   $ 52,000,000        80.0%            80.0%
55,000,001 - 60,000,000             4      231,950,000       6.9    $ 57,987,500   $ 60,000,000        68.9%            66.6%
65,000,001 - 70,000,000             1       65,050,000       1.9    $ 65,050,000   $ 65,050,000        70.7%            70.7%
80,000,001 - 318,976,000            8    1,429,993,103      42.4    $178,749,138   $318,976,000        64.2%            63.8%
                                  142   $3,371,274,173     100.0%   $ 23,741,367   $318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off            Maturity    Date DSC    Mortgage
Date Balances ($)           (Mos.) *      Ratio       Rate
--------------------------------------------------------------
840,000 - 2,000,000               118     1.54x         5.947%
2,000,001 - 3,000,000             119     1.42x         5.813%
3,000,001 - 4,000,000             119     1.37x         5.913%
4,000,001 - 5,000,000             120     1.34x         5.807%
5,000,001 - 6,000,000             118     1.31x         6.018%
6,000,001 - 7,000,000             131     1.39x         5.831%
7,000,001 - 8,000,000             102     1.28x         5.916%
8,000,001 - 9,000,000             119     1.35x         5.715%
9,000,001 - 10,000,000            119     1.40x         5.813%
10,000,001 - 15,000,000           111     1.38x         5.801%
15,000,001 - 20,000,000           114     1.41x         5.798%
20,000,001 - 25,000,000           104     1.31x         5.878%
25,000,001 - 30,000,000           117     1.58x         5.578%
30,000,001 - 35,000,000           108     1.56x         5.843%
35,000,001 - 40,000,000           119     1.25x         6.120%
45,000,001 - 50,000,000           119     1.26x         5.947%
50,000,001 - 55,000,000           119     1.21x         5.880%
55,000,001 - 60,000,000           103     1.58x         5.689%
65,000,001 - 70,000,000           120     1.22x         5.490%
80,000,001 - 318,976,000          106     1.79x         5.637%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

         Range of Cut-Off Date Balances for Loan Group 1 Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off            Mortgage         Date        Group 1        Date           Date       Date LTV       LTV Ratio
Date Balances ($)             Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
840,000 - 2,000,000                 5   $    7,528,000       0.3%   $  1,505,600   $  1,856,000        59.6%            54.4%
2,000,001 - 3,000,000               7       17,429,511       0.7    $  2,489,930   $  2,900,000        67.2%            60.9%
3,000,001 - 4,000,000               6       21,242,694       0.8    $  3,540,449   $  4,000,000        72.9%            65.0%
4,000,001 - 5,000,000               5       23,050,000       0.9    $  4,610,000   $  5,000,000        72.5%            67.4%
5,000,001 - 6,000,000               3       16,711,000       0.6    $  5,570,333   $  5,671,000        70.0%            66.2%
6,000,001 - 7,000,000               8       52,100,000       1.9    $  6,512,500   $  7,000,000        68.0%            56.7%
7,000,001 - 8,000,000               5       38,140,600       1.4    $  7,628,120   $  8,000,000        74.1%            70.0%
8,000,001 - 9,000,000               5       42,222,796       1.6    $  8,444,559   $  8,982,796        74.4%            65.5%
9,000,001 - 10,000,000              3       28,700,000       1.1    $  9,566,667   $  9,800,000        74.2%            69.8%
10,000,001 - 15,000,000            17      207,832,000       7.8    $ 12,225,412   $ 14,950,000        71.2%            67.6%
15,000,001 - 20,000,000            15      259,163,000       9.7    $ 17,277,533   $ 20,000,000        73.4%            70.7%
20,000,001 - 25,000,000             3       66,000,000       2.5    $ 22,000,000   $ 22,600,000        66.4%            64.7%
25,000,001 - 30,000,000             4      107,100,000       4.0    $ 26,775,000   $ 28,275,000        68.1%            66.9%
30,000,001 - 35,000,000             3       99,050,000       3.7    $ 33,016,667   $ 35,000,000        71.5%            70.3%
35,000,001 - 40,000,000             1       37,000,000       1.4    $ 37,000,000   $ 37,000,000        78.4%            73.4%
45,000,001 - 50,000,000             1       49,000,000       1.8    $ 49,000,000   $ 49,000,000        73.1%            66.3%
50,000,001 - 55,000,000             1       52,000,000       1.9    $ 52,000,000   $ 52,000,000        80.0%            80.0%
55,000,001 - 60,000,000             2      118,000,000       4.4    $ 59,000,000   $ 60,000,000        63.0%            58.4%
80,000,001 - 318,976,000            8    1,429,993,103      53.5    $178,749,138   $318,976,000        64.2%            63.8%
                                  102   $2,672,262,705     100.0%   $ 26,198,654   $318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off            Maturity    Date DSC    Mortgage
Date Balances ($)           (Mos.) *      Ratio       Rate
--------------------------------------------------------------
840,000 - 2,000,000               118     1.54x         5.947%
2,000,001 - 3,000,000             119     1.43x         5.773%
3,000,001 - 4,000,000             119     1.40x         5.894%
4,000,001 - 5,000,000             120     1.39x         5.816%
5,000,001 - 6,000,000             118     1.31x         6.018%
6,000,001 - 7,000,000             119     1.42x         5.850%
7,000,001 - 8,000,000             107     1.30x         6.016%
8,000,001 - 9,000,000             119     1.36x         5.829%
9,000,001 - 10,000,000            120     1.41x         5.742%
10,000,001 - 15,000,000           119     1.42x         5.792%
15,000,001 - 20,000,000           115     1.39x         5.765%
20,000,001 - 25,000,000           119     1.32x         5.807%
25,000,001 - 30,000,000           117     1.58x         5.578%
30,000,001 - 35,000,000           119     1.61x         5.753%
35,000,001 - 40,000,000           119     1.25x         6.120%
45,000,001 - 50,000,000           120     1.33x         6.200%
50,000,001 - 55,000,000           119     1.21x         5.880%
55,000,001 - 60,000,000            88     1.88x         5.737%
80,000,001 - 318,976,000          106     1.79x         5.637%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

         Range of Cut-Off Date Balances for Loan Group 2 Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off            Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
Date Balances ($)             Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
2,460,000 - 3,000,000               2   $    5,375,000       0.8%   $  2,687,500   $  2,915,000        70.8%            70.8%
3,000,001 - 4,000,000               2        6,716,469       1.0    $  3,358,234   $  3,496,469        71.2%            66.2%
4,000,001 - 5,000,000               3       14,440,000       2.1    $  4,813,333   $  5,000,000        74.5%            71.2%
6,000,001 - 7,000,000               3       19,750,000       2.8    $  6,583,333   $  7,000,000        69.7%            47.0%
7,000,001 - 8,000,000               2       14,350,000       2.1    $  7,175,000   $  7,250,000        79.0%            76.1%
8,000,001 - 9,000,000               2       17,625,000       2.5    $  8,812,500   $  9,000,000        77.4%            71.2%
9,000,001 - 10,000,000              1        9,800,000       1.4    $  9,800,000   $  9,800,000        80.0%            80.0%
10,000,001 - 15,000,000             8      102,950,000      14.7    $ 12,868,750   $ 14,700,000        72.3%            69.3%
15,000,001 - 20,000,000             6      100,565,000      14.4    $ 16,760,833   $ 18,080,000        74.8%            74.8%
20,000,001 - 25,000,000             5      114,975,000      16.4    $ 22,995,000   $ 24,475,000        72.5%            72.0%
30,000,001 - 35,000,000             2       63,465,000       9.1    $ 31,732,500   $ 33,150,000        66.8%            66.8%
45,000,001 - 50,000,000             1       50,000,000       7.2    $ 50,000,000   $ 50,000,000        71.9%            67.0%
55,000,001 - 60,000,000             2      113,950,000      16.3    $ 56,975,000   $ 57,150,000        75.0%            75.0%
60,000,001 - 65,050,000             1       65,050,000       9.3    $ 65,050,000   $ 65,050,000        70.7%            70.7%
                                   40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off            Maturity    Date DSC    Mortgage
Date Balances ($)           (Mos.) *      Ratio       Rate
--------------------------------------------------------------
2,460,000 - 3,000,000             119     1.39x         5.944%
3,000,001 - 4,000,000             119     1.27x         5.973%
4,000,001 - 5,000,000             119     1.27x         5.794%
6,000,001 - 7,000,000             162     1.33x         5.778%
7,000,001 - 8,000,000              89     1.24x         5.648%
8,000,001 - 9,000,000             119     1.30x         5.443%
9,000,001 - 10,000,000            118     1.37x         6.020%
10,000,001 - 15,000,000            94     1.30x         5.819%
15,000,001 - 20,000,000           109     1.47x         5.885%
20,000,001 - 25,000,000            96     1.29x         5.918%
30,000,001 - 35,000,000            91     1.49x         5.982%
45,000,001 - 50,000,000           118     1.20x         5.700%
55,000,001 - 60,000,000           120     1.28x         5.640%
60,000,001 - 65,050,000           120     1.22x         5.490%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

            Mortgaged Properties by State for All Mortgage Loans (1)


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                            Mortgaged          Date         Pool         Date           Date       Date LTV        LTV Ratio
State                       Properties       Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
--------------------------------------------------------------------------------------------------------------------------------
CA                                  17    $  681,640,511      20.2%   $40,096,501   $205,000,000        63.2%              62.9%
Southern (3)                        14       613,097,511      18.2    $43,792,679   $205,000,000        63.4%              63.2%
Northern (3)                         3        68,543,000       2.0    $22,847,667   $ 35,000,000        60.8%              60.8%
TX                                  15       271,170,183       8.0    $18,078,012   $129,000,000        74.9%              71.3%
IL                                  10       262,245,000       7.8    $26,224,500   $150,000,000        56.5%              56.4%
GA                                  27       227,487,000       6.7    $ 8,425,444   $ 20,800,000        78.5%              77.6%
IN                                  11       223,280,000       6.6    $20,298,182   $ 50,000,000        78.2%              77.1%
NY                                  12       220,292,779       6.5    $18,357,732   $100,000,000        66.8%              66.7%
FL                                  13       194,562,252       5.8    $14,966,327   $ 52,000,000        73.5%              71.7%
AZ                                  10       176,915,000       5.2    $17,691,500   $ 33,150,000        71.3%              69.2%
NC                                   9       158,117,439       4.7    $17,568,604   $ 32,276,339        62.3%              61.3%
TN                                  13       126,505,745       3.8    $ 9,731,211   $ 17,600,000        70.9%              69.5%
PA                                   5       109,511,994       3.2    $21,902,399   $ 56,800,000        71.6%              70.1%
NV                                   4        61,200,000       1.8    $15,300,000   $ 22,400,000        74.5%              74.3%
VA                                   8        59,601,845       1.8    $ 7,450,231   $ 16,919,049        67.3%              61.1%
ND                                   2        58,840,000       1.7    $29,420,000   $ 58,000,000        79.7%              70.6%
MS                                   3        54,743,893       1.6    $18,247,964   $ 25,600,000        66.2%              63.9%
DE                                   5        49,360,000       1.5    $ 9,872,000   $ 18,800,000        80.0%              71.7%
RI                                   1        49,000,000       1.5    $49,000,000   $ 49,000,000        73.1%              66.3%
WA                                   5        45,796,469       1.4    $ 9,159,294   $ 14,700,000        62.6%              48.5%
CT                                   4        42,385,134       1.3    $10,596,284   $ 20,000,000        56.6%              54.8%
MA                                   5        39,809,786       1.2    $ 7,961,957   $ 19,156,144        58.2%              56.2%
MO                                   4        34,528,000       1.0    $ 8,632,000   $ 28,275,000        65.1%              65.1%
MI                                   2        31,335,221       0.9    $15,667,611   $ 17,960,221        63.4%              61.1%
CO                                   3        28,850,000       0.9    $ 9,616,667   $ 15,500,000        75.3%              69.5%
NJ                                   1        17,341,913       0.5    $17,341,913   $ 17,341,913        53.4%              53.4%
MN                                   3        15,914,653       0.5    $ 5,304,884   $ 13,014,653        56.4%              54.3%
VT                                   1        14,003,767       0.4    $14,003,767   $ 14,003,767        52.1%              52.1%
DC                                   1        13,300,000       0.4    $13,300,000   $ 13,300,000        72.7%              67.6%
NE                                   1        12,500,000       0.4    $12,500,000   $ 12,500,000        79.9%              74.4%
UT                                   1        12,000,000       0.4    $12,000,000   $ 12,000,000        69.4%              69.4%
MD                                   2        11,795,972       0.3    $ 5,897,986   $  8,000,000        73.0%              64.3%
KY                                   1        11,350,000       0.3    $11,350,000   $ 11,350,000        72.8%              65.3%
OR                                   1        11,000,000       0.3    $11,000,000   $ 11,000,000        71.9%              71.9%
SC                                   1        10,500,000       0.3    $10,500,000   $ 10,500,000        74.5%              68.2%
NH                                   1         7,652,616       0.2    $ 7,652,616   $  7,652,616        52.1%              52.1%
KS                                   3         6,747,000       0.2    $ 2,249,000   $  3,563,000        75.8%              75.8%
ME                                   1         6,700,000       0.2    $ 6,700,000   $  6,700,000        47.9%               0.3%
ID                                   1         6,250,000       0.2    $ 6,250,000   $  6,250,000        78.1%              68.8%
AL                                   1         4,000,000       0.1    $ 4,000,000   $  4,000,000        68.4%              53.2%
LA                                   1         3,040,000       0.1    $ 3,040,000   $  3,040,000        76.0%              68.6%
                                   209    $3,371,274,173     100.0%   $16,130,498   $205,000,000        68.5%              66.6%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
State                       (Mos.) (2)      Ratio       Rate
----------------------------------------------------------------
CA                                  99      1.54x         5.682%
Southern (3)                        97      1.50x         5.686%
Northern (3)                       119      1.84x         5.650%
TX                                 114      1.44x         5.812%
IL                                 105      2.06x         5.489%
GA                                 119      1.37x         5.916%
IN                                 119      1.35x         5.866%
NY                                 114      1.67x         5.613%
FL                                 117      1.43x         5.788%
AZ                                  92      1.37x         6.001%
NC                                 108      1.86x         5.572%
TN                                 119      1.64x         5.713%
PA                                 119      1.54x         5.742%
NV                                  98      1.38x         5.721%
VA                                 119      1.63x         5.663%
ND                                 119      1.31x         5.889%
MS                                 105      1.72x         5.635%
DE                                 119      1.29x         5.610%
RI                                 120      1.33x         6.200%
WA                                 119      1.35x         5.847%
CT                                 110      1.90x         5.775%
MA                                  98      2.05x         5.522%
MO                                 115      1.67x         5.476%
MI                                 120      1.95x         5.564%
CO                                 120      1.36x         5.792%
NJ                                  84      2.31x         5.420%
MN                                 120      2.19x         5.537%
VT                                 120      2.39x         5.440%
DC                                 120      1.23x         5.620%
NE                                 119      1.25x         5.720%
UT                                 120      1.85x         5.450%
MD                                 120      1.21x         5.840%
KY                                 120      1.23x         5.670%
OR                                 120      1.33x         5.890%
SC                                 119      1.20x         5.714%
NH                                 120      2.39x         5.440%
KS                                 119      1.35x         5.910%
ME                                 120      1.76x         5.800%
ID                                 119      1.24x         5.750%
AL                                 120      1.64x         6.140%
LA                                 119      1.28x         5.930%
                                   110      1.57x         5.729%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Mortgaged Properties by State for Loan Group 1 Mortgage Loans (1)


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                            Mortgaged          Date        Group 1       Date           Date       Date LTV        LTV Ratio
State                       Properties       Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
--------------------------------------------------------------------------------------------------------------------------------
CA                                  12    $  497,940,511      18.6%   $41,495,043   $205,000,000        59.8%              59.5%
Southern (3)                         9       429,397,511      16.1    $47,710,835   $205,000,000        59.7%              59.3%
Northern (3)                         3        68,543,000       2.6    $22,847,667   $ 35,000,000        60.8%              60.8%
IL                                   9       259,330,000       9.7    $28,814,444   $150,000,000        56.4%              56.3%
GA                                  26       220,987,000       8.3    $ 8,499,500   $ 20,800,000        78.5%              77.6%
NY                                  12       220,292,779       8.2    $18,357,732   $100,000,000        66.8%              66.7%
TX                                  11       215,895,183       8.1    $19,626,835   $129,000,000        75.4%              71.4%
FL                                  13       194,562,252       7.3    $14,966,327   $ 52,000,000        73.5%              71.7%
IN                                  10       173,280,000       6.5    $17,328,000   $ 25,840,000        80.0%              80.0%
NC                                   7       131,492,439       4.9    $18,784,634   $ 32,276,339        61.2%              60.4%
AZ                                   6        77,300,000       2.9    $12,883,333   $ 22,400,000        71.5%              66.6%
ND                                   2        58,840,000       2.2    $29,420,000   $ 58,000,000        79.7%              70.6%
TN                                   6        57,200,745       2.1    $ 9,533,458   $ 14,316,118        64.2%              61.2%
MS                                   3        54,743,893       2.0    $18,247,964   $ 25,600,000        66.2%              63.9%
DE                                   5        49,360,000       1.8    $ 9,872,000   $ 18,800,000        80.0%              71.7%
RI                                   1        49,000,000       1.8    $49,000,000   $ 49,000,000        73.1%              66.3%
VA                                   6        47,751,845       1.8    $ 7,958,641   $ 16,919,049        64.9%              58.5%
CT                                   4        42,385,134       1.6    $10,596,284   $ 20,000,000        56.6%              54.8%
NV                                   3        38,800,000       1.5    $12,933,333   $ 21,000,000        78.1%              77.7%
MA                                   4        34,809,786       1.3    $ 8,702,447   $ 19,156,144        56.5%              54.9%
PA                                   3        34,631,994       1.3    $11,543,998   $ 15,981,994        53.6%              48.7%
MO                                   4        34,528,000       1.3    $ 8,632,000   $ 28,275,000        65.1%              65.1%
MI                                   2        31,335,221       1.2    $15,667,611   $ 17,960,221        63.4%              61.1%
CO                                   3        28,850,000       1.1    $ 9,616,667   $ 15,500,000        75.3%              69.5%
NJ                                   1        17,341,913       0.6    $17,341,913   $ 17,341,913        53.4%              53.4%
MN                                   3        15,914,653       0.6    $ 5,304,884   $ 13,014,653        56.4%              54.3%
VT                                   1        14,003,767       0.5    $14,003,767   $ 14,003,767        52.1%              52.1%
UT                                   1        12,000,000       0.4    $12,000,000   $ 12,000,000        69.4%              69.4%
MD                                   2        11,795,972       0.4    $ 5,897,986   $  8,000,000        73.0%              64.3%
KY                                   1        11,350,000       0.4    $11,350,000   $ 11,350,000        72.8%              65.3%
WA                                   1         8,400,000       0.3    $ 8,400,000   $  8,400,000        67.7%              54.5%
NH                                   1         7,652,616       0.3    $ 7,652,616   $  7,652,616        52.1%              52.1%
KS                                   3         6,747,000       0.3    $ 2,249,000   $  3,563,000        75.8%              75.8%
ME                                   1         6,700,000       0.3    $ 6,700,000   $  6,700,000        47.9%               0.3%
AL                                   1         4,000,000       0.1    $ 4,000,000   $  4,000,000        68.4%              53.2%
LA                                   1         3,040,000       0.1    $ 3,040,000   $  3,040,000        76.0%              68.6%
                                   169    $2,672,262,705     100.0%   $15,812,205   $205,000,000        67.4%              65.4%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
State                       (Mos.) (2)      Ratio       Rate
----------------------------------------------------------------
CA                                  94      1.65x         5.693%
Southern (3)                        90      1.62x         5.700%
Northern (3)                       119      1.84x         5.650%
IL                                 105      2.07x         5.485%
GA                                 119      1.37x         5.921%
NY                                 114      1.67x         5.613%
TX                                 119      1.47x         5.792%
FL                                 117      1.43x         5.788%
IN                                 119      1.39x         5.914%
NC                                 106      1.93x         5.548%
AZ                                 106      1.28x         5.915%
ND                                 119      1.31x         5.889%
TN                                 120      1.83x         5.556%
MS                                 105      1.72x         5.635%
DE                                 119      1.29x         5.610%
RI                                 120      1.33x         6.200%
VA                                 119      1.73x         5.688%
CT                                 110      1.90x         5.775%
NV                                 119      1.43x         5.802%
MA                                  95      2.18x         5.501%
PA                                 120      1.98x         5.637%
MO                                 115      1.67x         5.476%
MI                                 120      1.95x         5.564%
CO                                 120      1.36x         5.792%
NJ                                  84      2.31x         5.420%
MN                                 120      2.19x         5.537%
VT                                 120      2.39x         5.440%
UT                                 120      1.85x         5.450%
MD                                 120      1.21x         5.840%
KY                                 120      1.23x         5.670%
WA                                 119      1.68x         6.050%
NH                                 120      2.39x         5.440%
KS                                 119      1.35x         5.910%
ME                                 120      1.76x         5.800%
AL                                 120      1.64x         6.140%
LA                                 119      1.28x         5.930%
                                   110      1.63x         5.715%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Mortgaged Properties by State for Loan Group 2 Mortgage Loans (1)


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                            Mortgaged          Date        Group 2       Date           Date       Date LTV        LTV Ratio
State                       Properties       Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
--------------------------------------------------------------------------------------------------------------------------------
CA                                   5    $  183,700,000      26.3%   $36,740,000   $ 65,050,000        72.2%              72.2%
Southern (3)                         5       183,700,000      26.3    $36,740,000   $ 65,050,000        72.2%              72.2%
AZ                                   4        99,615,000      14.3    $24,903,750   $ 33,150,000        71.2%              71.2%
PA                                   2        74,880,000      10.7    $37,440,000   $ 56,800,000        80.0%              80.0%
TN                                   7        69,305,000       9.9    $ 9,900,714   $ 17,600,000        76.4%              76.4%
TX                                   4        55,275,000       7.9    $13,818,750   $ 24,475,000        73.0%              71.0%
IN                                   1        50,000,000       7.2    $50,000,000   $ 50,000,000        71.9%              67.0%
WA                                   4        37,396,469       5.3    $ 9,349,117   $ 14,700,000        61.4%              47.2%
NC                                   2        26,625,000       3.8    $13,312,500   $ 18,000,000        67.9%              65.8%
NV                                   1        22,400,000       3.2    $22,400,000   $ 22,400,000        68.3%              68.3%
DC                                   1        13,300,000       1.9    $13,300,000   $ 13,300,000        72.7%              67.6%
NE                                   1        12,500,000       1.8    $12,500,000   $ 12,500,000        79.9%              74.4%
VA                                   2        11,850,000       1.7    $ 5,925,000   $  7,250,000        77.1%              71.7%
OR                                   1        11,000,000       1.6    $11,000,000   $ 11,000,000        71.9%              71.9%
SC                                   1        10,500,000       1.5    $10,500,000   $ 10,500,000        74.5%              68.2%
GA                                   1         6,500,000       0.9    $ 6,500,000   $  6,500,000        76.5%              76.5%
ID                                   1         6,250,000       0.9    $ 6,250,000   $  6,250,000        78.1%              68.8%
MA                                   1         5,000,000       0.7    $ 5,000,000   $  5,000,000        70.4%              65.6%
IL                                   1         2,915,000       0.4    $ 2,915,000   $  2,915,000        63.0%              63.0%
                                    40    $  699,011,469     100.0%   $17,475,287   $ 65,050,000        72.8%              70.9%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
State                       (Mos.) (2)      Ratio       Rate
----------------------------------------------------------------
CA                                 114      1.24x         5.655%
Southern (3)                       114      1.24x         5.655%
AZ                                  80      1.44x         6.068%
PA                                 119      1.34x         5.790%
TN                                 118      1.48x         5.843%
TX                                  94      1.31x         5.892%
IN                                 118      1.20x         5.700%
WA                                 118      1.27x         5.801%
NC                                 119      1.50x         5.692%
NV                                  60      1.29x         5.580%
DC                                 120      1.23x         5.620%
NE                                 119      1.25x         5.720%
VA                                 120      1.23x         5.562%
OR                                 120      1.33x         5.890%
SC                                 119      1.20x         5.714%
GA                                 119      1.59x         5.750%
ID                                 119      1.24x         5.750%
MA                                 120      1.21x         5.670%
IL                                 119      1.40x         5.880%
                                   108      1.32x         5.782%


------------------------

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

 Range of Underwritten DSC Ratios for All Mortgage Loans as of the Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Underwritten       Mortgage         Date         Pool          Date           Date       Date LTV       LTV Ratio
DSC Ratios (x)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
1.04 - 1.14                         1   $  100,000,000       3.0%   $100,000,000   $100,000,000        80.0%            80.0%
1.15 - 1.19                         3       37,080,600       1.1    $ 12,360,200   $ 22,400,000        66.3%            50.8%
1.20 - 1.24                        31      482,957,441      14.3    $ 15,579,272   $ 65,050,000        74.8%            72.0%
1.25 - 1.29                        19      232,035,000       6.9    $ 12,212,368   $ 37,000,000        73.5%            69.4%
1.30 - 1.34                        20      494,977,796      14.7    $ 24,748,890   $129,000,000        77.3%            72.4%
1.35 - 1.39                        17      635,981,000      18.9    $ 37,410,647   $318,976,000        75.7%            75.2%
1.40 - 1.44                        12      140,552,511       4.2    $ 11,712,709   $ 30,750,000        71.2%            69.6%
1.45 - 1.49                         6       84,346,722       2.5    $ 14,057,787   $ 18,750,000        76.7%            76.3%
1.50 - 1.54                         5       38,450,000       1.1    $  7,690,000   $ 17,500,000        68.7%            67.4%
1.55 - 1.59                         5      103,350,000       3.1    $ 20,670,000   $ 33,150,000        67.1%            67.1%
1.60 - 1.64                         3       25,043,000       0.7    $  8,347,667   $ 16,043,000        65.8%            63.3%
1.65 - 1.69                         3       46,450,000       1.4    $ 15,483,333   $ 25,025,000        69.1%            66.7%
1.70 - 1.74                         3       44,425,000       1.3    $ 14,808,333   $ 28,275,000        65.3%            65.3%
1.75 - 1.79                         2       16,837,000       0.5    $  8,418,500   $ 10,137,000        55.8%            36.9%
1.85 - 1.89                         1       12,000,000       0.4    $ 12,000,000   $ 12,000,000        69.4%            69.4%
1.90 - 1.94                         3       28,241,000       0.8    $  9,413,667   $ 16,185,000        56.3%            52.9%
1.95 - 1.99                         2      207,690,000       6.2    $103,845,000   $205,000,000        45.1%            45.1%
2.00 - 2.04                         1          840,000       0.0    $    840,000   $    840,000        60.0%            60.0%
2.15 - 2.19                         2      185,000,000       5.5    $ 92,500,000   $150,000,000        58.3%            58.3%
2.30 - 2.44                         3      455,017,103      13.5    $151,672,368   $233,977,430        51.8%            51.8%
                                  142   $3,371,274,173     100.0%   $ 23,741,367   $318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Underwritten       Maturity    Date DSC    Mortgage
DSC Ratios (x)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
1.04 - 1.14                       120     1.04x         5.760%
1.15 - 1.19                       142     1.18x         6.057%
1.20 - 1.24                       118     1.22x         5.762%
1.25 - 1.29                       104     1.27x         5.935%
1.30 - 1.34                       117     1.32x         5.866%
1.35 - 1.39                       115     1.38x         5.932%
1.40 - 1.44                       107     1.41x         5.855%
1.45 - 1.49                       110     1.47x         5.754%
1.50 - 1.54                       119     1.52x         5.752%
1.55 - 1.59                       119     1.57x         5.715%
1.60 - 1.64                       120     1.62x         5.723%
1.65 - 1.69                       118     1.68x         5.727%
1.70 - 1.74                       116     1.73x         5.460%
1.75 - 1.79                       119     1.75x         5.619%
1.85 - 1.89                       120     1.85x         5.450%
1.90 - 1.94                       120     1.92x         5.461%
1.95 - 1.99                        59     1.97x         5.305%
2.00 - 2.04                       117     2.01x         5.870%
2.15 - 2.19                       119     2.15x         5.425%
2.30 - 2.44                        99     2.37x         5.453%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of Underwritten DSC Ratios for Loan Group 1 Mortgage Loans as of the
                                  Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Underwritten       Mortgage         Date        Group 1        Date           Date       Date LTV       LTV Ratio
DSC Ratios (x)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
1.04 - 1.14                         1   $  100,000,000       3.7%   $100,000,000   $100,000,000        80.0%            80.0%
1.15 - 1.19                         2       30,080,600       1.1    $ 15,040,300   $ 22,400,000        68.7%            62.7%
1.20 - 1.24                        21      241,960,972       9.1    $ 11,521,951   $ 52,000,000        77.3%            73.8%
1.25 - 1.29                        10      110,210,000       4.1    $ 11,021,000   $ 37,000,000        74.7%            68.7%
1.30 - 1.34                        13      359,532,796      13.5    $ 27,656,369   $129,000,000        77.4%            70.8%
1.35 - 1.39                        11      564,001,000      21.1    $ 51,272,818   $318,976,000        75.5%            75.0%
1.40 - 1.44                        10      107,322,511       4.0    $ 10,732,251   $ 30,750,000        71.9%            69.8%
1.45 - 1.49                         5       69,646,722       2.6    $ 13,929,344   $ 18,750,000        77.1%            76.5%
1.50 - 1.54                         5       38,450,000       1.4    $  7,690,000   $ 17,500,000        68.7%            67.4%
1.55 - 1.59                         2       45,700,000       1.7    $ 22,850,000   $ 28,200,000        68.8%            68.8%
1.60 - 1.64                         3       25,043,000       0.9    $  8,347,667   $ 16,043,000        65.8%            63.3%
1.65 - 1.69                         3       46,450,000       1.7    $ 15,483,333   $ 25,025,000        69.1%            66.7%
1.70 - 1.74                         3       44,425,000       1.7    $ 14,808,333   $ 28,275,000        65.3%            65.3%
1.75 - 1.79                         2       16,837,000       0.6    $  8,418,500   $ 10,137,000        55.8%            36.9%
1.85 - 1.89                         1       12,000,000       0.4    $ 12,000,000   $ 12,000,000        69.4%            69.4%
1.90 - 1.94                         2       12,056,000       0.5    $  6,028,000   $ 10,200,000        45.0%            36.9%
1.95 - 1.99                         2      207,690,000       7.8    $103,845,000   $205,000,000        45.1%            45.1%
2.00 - 2.04                         1          840,000       0.0    $    840,000   $    840,000        60.0%            60.0%
2.15 - 2.19                         2      185,000,000       6.9    $ 92,500,000   $150,000,000        58.3%            58.3%
2.30 - 2.44                         3      455,017,103      17.0    $151,672,368   $233,977,430        51.8%            51.8%
                                  102   $2,672,262,705     100.0%   $ 26,198,654   $318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Underwritten       Maturity    Date DSC    Mortgage
DSC Ratios (x)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
1.04 - 1.14                       120     1.04x         5.760%
1.15 - 1.19                       119     1.18x         6.110%
1.20 - 1.24                       117     1.21x         5.923%
1.25 - 1.29                       119     1.27x         5.900%
1.30 - 1.34                       116     1.32x         5.877%
1.35 - 1.39                       119     1.38x         5.931%
1.40 - 1.44                       119     1.41x         5.799%
1.45 - 1.49                       120     1.47x         5.784%
1.50 - 1.54                       119     1.52x         5.752%
1.55 - 1.59                       118     1.57x         5.544%
1.60 - 1.64                       120     1.62x         5.723%
1.65 - 1.69                       118     1.68x         5.727%
1.70 - 1.74                       116     1.73x         5.460%
1.75 - 1.79                       119     1.75x         5.619%
1.85 - 1.89                       120     1.85x         5.450%
1.90 - 1.94                       119     1.90x         5.731%
1.95 - 1.99                        59     1.97x         5.305%
2.00 - 2.04                       117     2.01x         5.870%
2.15 - 2.19                       119     2.15x         5.425%
2.30 - 2.44                        99     2.37x         5.453%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of Underwritten DSC Ratios for Loan Group 2 Mortgage Loans as of the
                                  Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Underwritten       Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
DSC Ratios (x)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
1.17 - 1.19                         1   $    7,000,000       1.0%   $  7,000,000   $  7,000,000        56.0%             0.0%
1.20 - 1.24                        10      240,996,469      34.5    $ 24,099,647   $ 65,050,000        72.3%            70.1%
1.25 - 1.29                         9      121,825,000      17.4    $ 13,536,111   $ 24,475,000        72.5%            70.0%
1.30 - 1.34                         7      135,445,000      19.4    $ 19,349,286   $ 56,800,000        77.1%            76.6%
1.35 - 1.39                         6       71,980,000      10.3    $ 11,996,667   $ 22,100,000        77.1%            77.1%
1.40 - 1.44                         2       33,230,000       4.8    $ 16,615,000   $ 30,315,000        68.8%            68.8%
1.45 - 1.49                         1       14,700,000       2.1    $ 14,700,000   $ 14,700,000        74.9%            74.9%
1.55 - 1.59                         3       57,650,000       8.2    $ 19,216,667   $ 33,150,000        65.8%            65.8%
1.90 - 1.94                         1       16,185,000       2.3    $ 16,185,000   $ 16,185,000        64.7%            64.7%
                                   40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Underwritten       Maturity    Date DSC    Mortgage
DSC Ratios (x)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
1.17 - 1.19                       240     1.17x         5.830%
1.20 - 1.24                       119     1.22x         5.601%
1.25 - 1.29                        90     1.27x         5.968%
1.30 - 1.34                       119     1.33x         5.839%
1.35 - 1.39                        88     1.37x         5.939%
1.40 - 1.44                        65     1.40x         6.035%
1.45 - 1.49                        60     1.46x         5.610%
1.55 - 1.59                       120     1.58x         5.851%
1.90 - 1.94                       120     1.94x         5.260%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Range of LTV Ratios for All Mortgage Loans as of the Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off Date       Mortgage         Date         Pool          Date           Date       Date LTV       LTV Ratio
LTV Ratios (%)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
40.51 - 50.00                       5   $  283,500,000       8.4%   $ 56,700,000   $205,000,000        45.1%            43.6%
50.01 - 55.00                       2      395,017,103      11.7    $197,508,552   $233,977,430        52.6%            52.6%
55.01 - 60.00                      10      259,090,000       7.7    $ 25,909,000   $150,000,000        57.9%            55.4%
60.01 - 65.00                      16      197,338,980       5.9    $ 12,333,686   $ 33,150,000        63.3%            61.7%
65.01 - 70.00                      20      273,817,000       8.1    $ 13,690,850   $ 30,315,000        68.6%            67.4%
70.01 - 75.00                      32      624,672,000      18.5    $ 19,521,000   $132,000,000        71.9%            68.9%
75.01 - 80.00                      56    1,330,839,090      39.5    $ 23,764,984   $318,976,000        79.4%            77.2%
80.01 - 80.46                       1        7,000,000       0.2    $  7,000,000   $  7,000,000        80.5%            73.9%
                                  142   $3,371,274,173     100.0%   $ 23,741,367   $318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off Date       Maturity    Date DSC    Mortgage
LTV Ratios (%)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
40.51 - 50.00                      62     2.06x         5.396%
50.01 - 55.00                     105     2.36x         5.432%
55.01 - 60.00                     122     1.92x         5.500%
60.01 - 65.00                     119     1.56x         5.783%
65.01 - 70.00                     104     1.47x         5.792%
70.01 - 75.00                     117     1.30x         5.823%
75.01 - 80.00                     116     1.31x         5.867%
80.01 - 80.46                     119     1.35x         5.880%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006

   Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off Date       Mortgage         Date        Group 1        Date           Date       Date LTV       LTV Ratio
LTV Ratios (%)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
40.51 - 50.00                       5   $  283,500,000      10.6%   $ 56,700,000   $205,000,000        45.1%            43.6%
50.01 - 55.00                       2      395,017,103      14.8    $197,508,552   $233,977,430        52.6%            52.6%
55.01 - 60.00                       8      239,890,000       9.0    $ 29,986,250   $150,000,000        58.1%            57.5%
60.01 - 65.00                      11      123,592,511       4.6    $ 11,235,683   $ 28,275,000        62.7%            60.4%
65.01 - 70.00                      15      158,927,000       5.9    $ 10,595,133   $ 28,200,000        68.7%            67.0%
70.01 - 75.00                      22      384,747,000      14.4    $ 17,488,500   $132,000,000        72.1%            68.5%
75.01 - 80.00                      38    1,079,589,090      40.4    $ 28,410,239   $318,976,000        79.4%            76.9%
80.01 - 80.46                       1        7,000,000       0.3    $  7,000,000   $  7,000,000        80.5%            73.9%
                                  102   $2,672,262,705     100.0%   $ 26,198,654   $318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off Date       Maturity    Date DSC    Mortgage
LTV Ratios (%)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
40.51 - 50.00                      62     2.06x         5.396%
50.01 - 55.00                     105     2.36x         5.432%
55.01 - 60.00                     119     1.98x         5.478%
60.01 - 65.00                     118     1.51x         5.812%
65.01 - 70.00                     118     1.58x         5.701%
70.01 - 75.00                     118     1.34x         5.970%
75.01 - 80.00                     118     1.31x         5.855%
80.01 - 80.46                     119     1.35x         5.880%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Cut-Off Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Cut-off Date       Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
LTV Ratios (%)                Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
55.71 - 60.00                       2   $   19,200,000       2.7%   $  9,600,000   $ 12,200,000        55.8%            29.8%
60.01 - 65.00                       5       73,746,469      10.6    $ 14,749,294   $ 33,150,000        64.4%            63.9%
65.01 - 70.00                       5      114,890,000      16.4    $ 22,978,000   $ 30,315,000        68.5%            68.0%
70.01 - 75.00                      10      239,925,000      34.3    $ 23,992,500   $ 65,050,000        71.6%            69.6%
75.01 - 80.00                      18      251,250,000      35.9    $ 13,958,333   $ 56,800,000        79.6%            78.7%
                                   40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Cut-off Date       Maturity    Date DSC    Mortgage
LTV Ratios (%)              (Mos.) *      Ratio       Rate
--------------------------------------------------------------
55.71 - 60.00                     164     1.23x         5.779%
60.01 - 65.00                     120     1.63x         5.735%
65.01 - 70.00                      84     1.33x         5.918%
70.01 - 75.00                     116     1.24x         5.586%
75.01 - 80.00                     105     1.32x         5.920%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

      Range of LTV Ratios for All Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Maturity Date      Mortgage         Date         Pool          Date           Date       Date LTV       LTV Ratio
or ARD LTV Ratios (%)         Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
0.00 - 5.00                         2   $   13,700,000       0.4%   $  6,850,000   $  7,000,000        52.0%             0.2%
30.01 - 40.00                       3       18,050,000       0.5    $  6,016,667   $ 10,200,000        46.2%            33.7%
40.01 - 50.00                       4      278,700,000       8.3    $ 69,675,000   $205,000,000        45.7%            45.3%
50.01 - 55.00                       9      424,711,083      12.6    $ 47,190,120   $233,977,430        53.3%            52.7%
55.01 - 60.00                       8      280,640,000       8.3    $ 35,080,000   $150,000,000        59.1%            58.3%
60.01 - 65.00                      20      221,565,796       6.6    $ 11,078,290   $ 33,150,000        67.1%            63.4%
65.01 - 70.00                      35      496,248,694      14.7    $ 14,178,534   $ 50,000,000        71.0%            67.7%
70.01 - 75.00                      32      751,782,600      22.3    $ 23,493,206   $132,000,000        75.6%            72.3%
75.01 - 80.00                      29      885,876,000      26.3    $ 30,547,448   $318,976,000        79.6%            79.6%
                                  142   $3,371,274,173     100.0%   $ 23,741,367   $318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Maturity Date      Maturity    Date DSC    Mortgage
or ARD LTV Ratios (%)       (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0.00 - 5.00                       181     1.46x         5.815%
30.01 - 40.00                     120     1.64x         5.771%
40.01 - 50.00                      61     2.04x         5.390%
50.01 - 55.00                     106     2.30x         5.469%
55.01 - 60.00                     119     1.88x         5.593%
60.01 - 65.00                     119     1.53x         5.732%
65.01 - 70.00                     110     1.37x         5.811%
70.01 - 75.00                     118     1.31x         5.816%
75.01 - 80.00                     114     1.32x         5.881%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

 Range of LTV Ratios for Loan Group 1 Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Maturity Date      Mortgage         Date        Group 1        Date           Date       Date LTV       LTV Ratio
or ARD LTV Ratios (%)         Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
0.33 - 5.00                         1   $    6,700,000       0.3%   $  6,700,000   $  6,700,000        47.9%             0.3%
30.01 - 40.00                       3       18,050,000       0.7    $  6,016,667   $ 10,200,000        46.2%            33.7%
40.01 - 50.00                       3      266,500,000      10.0    $ 88,833,333   $205,000,000        45.3%            45.2%
50.01 - 55.00                       8      421,214,614      15.8    $ 52,651,827   $233,977,430        53.3%            52.6%
55.01 - 60.00                       8      280,640,000      10.5    $ 35,080,000   $150,000,000        59.1%            58.3%
60.01 - 65.00                      16      151,315,796       5.7    $  9,457,237   $ 28,275,000        68.4%            62.9%
65.01 - 70.00                      23      283,083,694      10.6    $ 12,307,987   $ 49,000,000        71.4%            67.7%
70.01 - 75.00                      25      575,132,600      21.5    $ 23,005,304   $132,000,000        76.6%            72.5%
75.01 - 80.00                      15      669,626,000      25.1    $ 44,641,733   $318,976,000        79.5%            79.5%
                                  102   $2,672,262,705     100.0%   $ 26,198,654   $318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Maturity Date      Maturity    Date DSC    Mortgage
or ARD LTV Ratios (%)       (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0.33 - 5.00                       120     1.76x         5.800%
30.01 - 40.00                     120     1.64x         5.771%
40.01 - 50.00                      58     2.07x         5.373%
50.01 - 55.00                     106     2.31x         5.465%
55.01 - 60.00                     119     1.88x         5.593%
60.01 - 65.00                     118     1.47x         5.736%
65.01 - 70.00                     117     1.43x         5.813%
70.01 - 75.00                     119     1.32x         5.903%
75.01 - 80.00                     118     1.32x         5.851%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

 Range of LTV Ratios for Loan Group 2 Mortgage Loans as of the Maturity Date or
                           Anticipated Repayment Date


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of Maturity Date      Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
or ARD LTV Ratios (%)         Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
0.00 - 5.00                         1   $    7,000,000       1.0%   $  7,000,000   $  7,000,000        56.0%             0.0%
40.01 - 50.00                       1       12,200,000       1.7    $ 12,200,000   $ 12,200,000        55.7%            46.9%
50.01 - 55.00                       1        3,496,469       0.5    $  3,496,469   $  3,496,469        63.1%            53.5%
60.01 - 65.00                       4       70,250,000      10.0    $ 17,562,500   $ 33,150,000        64.5%            64.5%
65.01 - 70.00                      12      213,165,000      30.5    $ 17,763,750   $ 50,000,000        70.5%            67.7%
70.01 - 75.00                       7      176,650,000      25.3    $ 25,235,714   $ 65,050,000        72.4%            71.5%
75.01 - 80.00                      14      216,250,000      30.9    $ 15,446,429   $ 56,800,000        79.6%            79.6%
                                   40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of Maturity Date      Maturity    Date DSC    Mortgage
or ARD LTV Ratios (%)       (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0.00 - 5.00                       240     1.17x         5.830%
40.01 - 50.00                     120     1.26x         5.750%
50.01 - 55.00                     119     1.21x         5.930%
60.01 - 65.00                     120     1.65x         5.725%
65.01 - 70.00                     100     1.28x         5.808%
70.01 - 75.00                     115     1.26x         5.533%
75.01 - 80.00                     102     1.33x         5.976%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

                 Range of Mortgage Rates for All Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of                    Mortgage         Date         Pool          Date           Date       Date LTV       LTV Ratio
Mortgage Rates (%)            Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
5.260 - 5.499                      13   $  975,817,103      28.9%   $ 75,062,854   $233,977,430        55.7%            55.6%
5.500 - 5.749                      40      610,722,972      18.1    $ 15,268,074   $ 60,000,000        68.5%            66.0%
5.750 - 5.999                      59    1,235,662,987      36.7    $ 20,943,440   $318,976,000        76.6%            73.7%
6.000 - 6.249                      24      469,445,111      13.9    $ 19,560,213   $132,000,000        73.3%            70.9%
6.250 - 6.499                       5       64,126,000       1.9    $ 12,825,200   $ 24,475,000        69.9%            67.6%
6.500 - 6.505                       1       15,500,000       0.5    $ 15,500,000   $ 15,500,000        79.9%            79.9%
                                  142   $3,371,274,173     100.0%   $ 23,741,367   $318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of                    Maturity    Date DSC    Mortgage
Mortgage Rates (%)          (Mos.) *      Ratio       Rate
--------------------------------------------------------------
5.260 - 5.499                     101     2.03x         5.399%
5.500 - 5.749                     108     1.54x         5.637%
5.750 - 5.999                     119     1.33x         5.855%
6.000 - 6.249                     112     1.32x         6.095%
6.250 - 6.499                      98     1.28x         6.344%
6.500 - 6.505                      57     1.25x         6.505%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

             Range of Mortgage Rates for Loan Group 1 Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of                    Mortgage         Date        Group 1        Date           Date       Date LTV       LTV Ratio
Mortgage Rates (%)            Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
5.280 - 5.499                       8   $  821,182,103      30.7%   $102,647,763   $233,977,430        52.8%            52.8%
5.500 - 5.749                      31      469,097,972      17.6    $ 15,132,193   $ 60,000,000        67.3%            65.1%
5.750 - 5.999                      44      992,471,518      37.1    $ 22,556,171   $318,976,000        77.8%            74.7%
6.000 - 6.249                      16      363,910,111      13.6    $ 22,744,382   $132,000,000        72.4%            69.2%
6.250 - 6.450                       3       25,601,000       1.0    $  8,533,667   $ 12,300,000        66.6%            63.0%
                                  102   $2,672,262,705     100.0%   $ 26,198,654   $318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of                    Maturity    Date DSC    Mortgage
Mortgage Rates (%)          (Mos.) *      Ratio       Rate
--------------------------------------------------------------
5.280 - 5.499                      97     2.17x         5.389%
5.500 - 5.749                     109     1.63x         5.631%
5.750 - 5.999                     119     1.32x         5.864%
6.000 - 6.249                     119     1.31x         6.110%
6.250 - 6.450                     100     1.29x         6.358%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

             Range of Mortgage Rates for Loan Group 2 Mortgage Loans


                                                          % of
                                          Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
                            Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Range of                    Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
Mortgage Rates (%)            Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
-----------------------------------------------------------------------------------------------------------------------------
5.260 - 5.499                       5   $  154,635,000      22.1%   $ 30,927,000   $ 65,050,000        70.8%            70.2%
5.500 - 5.749                       9      141,625,000      20.3    $ 15,736,111   $ 50,000,000        72.8%            68.9%
5.750 - 5.999                      15      243,191,469      34.8    $ 16,212,765   $ 56,800,000        72.0%            69.6%
6.000 - 6.249                       8      105,535,000      15.1    $ 13,191,875   $ 30,315,000        76.6%            76.6%
6.250 - 6.499                       2       38,525,000       5.5    $ 19,262,500   $ 24,475,000        72.2%            70.7%
6.500 - 6.505                       1       15,500,000       2.2    $ 15,500,000   $ 15,500,000        79.9%            79.9%
                                   40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
                            Remaining   Wtd. Avg.
                             Term to     Cut-Off    Wtd. Avg.
Range of                    Maturity    Date DSC    Mortgage
Mortgage Rates (%)          (Mos.) *      Ratio       Rate
--------------------------------------------------------------
5.260 - 5.499                     120     1.30x         5.457%
5.500 - 5.749                     103     1.26x         5.656%
5.750 - 5.999                     117     1.37x         5.814%
6.000 - 6.249                      89     1.37x         6.043%
6.250 - 6.499                      96     1.26x         6.334%
6.500 - 6.505                      57     1.25x         6.505%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

    Range of Original Terms to Maturity or Anticipated Repayment Date for All
                                 Mortgage Loans


                                                            % of
                                            Aggregate      Cut-Off       Average         Maximum      Wtd. Avg.
Range of Original Terms to   Number of       Cut-Off        Date         Cut-Off         Cut-Off       Cut-Off
Maturity or Anticipated      Mortgage         Date          Pool          Date            Date        Date LTV
Repayment Date (months)        Loans         Balance       Balance       Balance         Balance        Ratio
----------------------------------------------------------------------------------------------------------------
0 - 60                              12   $   430,795,000      12.8%   $  35,899,583   $ 205,000,000        56.3%
61 - 84                              1       161,039,673       4.8    $ 161,039,673   $ 161,039,673        53.4%
109 - 120                          128     2,772,439,500      82.2    $  21,659,684   $ 318,976,000        71.3%
229 - 240                            1         7,000,000       0.2    $   7,000,000   $   7,000,000        56.0%
                                   142   $ 3,371,274,173     100.0%   $  23,741,367   $ 318,976,000        68.5%


                                              Wtd. Avg.
                                               Stated
                                              Remaining   Wtd. Avg.
Range of Original Terms to     Wtd. Avg.       Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated        LTV Ratio      Maturity    Date DSC    Mortgage
Repayment Date (months)      at Maturity *    (Mos.) *      Ratio       Rate
--------------------------------------------------------------------------------
0 - 60                                56.2%          59     1.79x         5.602%
61 - 84                               53.4%          84     2.31x         5.420%
109 - 120                             69.1%         119     1.49x         5.767%
229 - 240                              0.0%         240     1.17x         5.830%
                                      66.6%         110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

      Range of Original Terms to Maturity or Anticipated Repayment Date for
                           Loan Group 1 Mortgage Loans


                                                            % of
                                            Aggregate      Cut-Off       Average         Maximum      Wtd. Avg.
Range of Original Terms to   Number of       Cut-Off        Date         Cut-Off         Cut-Off       Cut-Off
Maturity or Anticipated      Mortgage         Date         Group 1        Date            Date        Date LTV
Repayment Date (months)        Loans         Balance       Balance       Balance         Balance        Ratio
----------------------------------------------------------------------------------------------------------------
0 - 60                               4   $   289,930,000      10.8%   $  72,482,500   $ 205,000,000        47.8%
61 - 84                              1       161,039,673       6.0    $ 161,039,673   $ 161,039,673        53.4%
109 - 120                           97     2,221,293,032      83.1    $  22,899,928   $ 318,976,000        71.0%
                                   102   $ 2,672,262,705     100.0%   $  26,198,654   $ 318,976,000        67.4%


                                              Wtd. Avg.
                                               Stated
                                              Remaining   Wtd. Avg.
Range of Original Terms to     Wtd. Avg.       Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated        LTV Ratio      Maturity    Date DSC    Mortgage
Repayment Date (months)      at Maturity *    (Mos.) *      Ratio       Rate
--------------------------------------------------------------------------------
0 - 60                                47.7%          58     2.01x         5.416%
61 - 84                               53.4%          84     2.31x         5.420%
109 - 120                             68.6%         119     1.54x         5.776%
                                      65.4%         110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

      Range of Original Terms to Maturity or Anticipated Repayment Date for
                           Loan Group 2 Mortgage Loans


                                                           % of
                                           Aggregate      Cut-Off      Average        Maximum      Wtd. Avg.
Range of Original Terms to   Number of      Cut-Off        Date        Cut-Off        Cut-Off       Cut-Off       Wtd. Avg.
Maturity or Anticipated      Mortgage         Date        Group 2        Date           Date       Date LTV       LTV Ratio
Repayment Date (months)        Loans        Balance       Balance      Balance        Balance        Ratio      at Maturity *
------------------------------------------------------------------------------------------------------------------------------
0 - 60                               8   $  140,865,000      20.2%   $ 17,608,125   $ 30,315,000        73.7%            73.7%
109 - 120                           31      551,146,469      78.8    $ 17,778,918   $ 65,050,000        72.7%            71.1%
229 - 240                            1        7,000,000       1.0    $  7,000,000   $  7,000,000        56.0%             0.0%
                                    40   $  699,011,469     100.0%   $ 17,475,287   $ 65,050,000        72.8%            70.9%


                             Wtd. Avg.
                              Stated
                             Remaining   Wtd. Avg.
Range of Original Terms to    Term to     Cut-Off    Wtd. Avg.
Maturity or Anticipated      Maturity    Date DSC    Mortgage
Repayment Date (months)      (Mos.) *      Ratio       Rate
---------------------------------------------------------------
0 - 60                              59     1.35x         5.985%
109 - 120                          119     1.32x         5.729%
229 - 240                          240     1.17x         5.830%
                                   108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of Remaining Terms to Maturity or Anticipated Repayment Date for All
                      Mortgage Loans as of the Cut-Off Date


                                                           % of
Range of Remaining                         Aggregate      Cut-Off       Average         Maximum      Wtd. Avg.
Terms to Maturity or        Number of       Cut-Off        Date         Cut-Off         Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment       Mortgage         Date          Pool          Date            Date        Date LTV       LTV Ratio
Date (months)                 Loans         Balance       Balance       Balance         Balance        Ratio      at Maturity *
--------------------------------------------------------------------------------------------------------------------------------
0 - 60                             12   $   430,795,000      12.8%   $  35,899,583   $ 205,000,000        56.3%            56.2%
61 - 84                             1       161,039,673       4.8    $ 161,039,673   $ 161,039,673        53.4%            53.4%
109 - 120                         128     2,772,439,500      82.2    $  21,659,684   $ 318,976,000        71.3%            69.1%
229 - 240                           1         7,000,000       0.2    $   7,000,000   $   7,000,000        56.0%             0.0%
                                  142   $ 3,371,274,173     100.0%   $  23,741,367   $ 318,976,000        68.5%            66.6%


                            Wtd. Avg.
                             Stated
Range of Remaining          Remaining   Wtd. Avg.
Terms to Maturity or         Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment       Maturity    Date DSC    Mortgage
Date (months)               (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0 - 60                             59     1.79x         5.602%
61 - 84                            84     2.31x         5.420%
109 - 120                         119     1.49x         5.767%
229 - 240                         240     1.17x         5.830%
                                  110     1.57x         5.729%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan
                  Group 1 Mortgage Loans as of the Cut-Off Date


                                                           % of
Range of Remaining                         Aggregate      Cut-Off       Average         Maximum      Wtd. Avg.
Terms to Maturity or        Number of       Cut-Off        Date         Cut-Off         Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment       Mortgage         Date         Group 1        Date            Date        Date LTV       LTV Ratio
Date (months)                 Loans         Balance       Balance       Balance         Balance        Ratio      at Maturity *
--------------------------------------------------------------------------------------------------------------------------------
0 - 60                              4   $   289,930,000      10.8%   $  72,482,500   $ 205,000,000        47.8%            47.7%
61 - 84                             1       161,039,673       6.0    $ 161,039,673   $ 161,039,673        53.4%            53.4%
109 - 120                          97     2,221,293,032      83.1    $  22,899,928   $ 318,976,000        71.0%            68.6%
                                  102   $ 2,672,262,705     100.0%   $  26,198,654   $ 318,976,000        67.4%            65.4%


                            Wtd. Avg.
                             Stated
Range of Remaining          Remaining   Wtd. Avg.
Terms to Maturity or         Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment       Maturity    Date DSC    Mortgage
Date (months)               (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0 - 60                             58     2.01x         5.416%
61 - 84                            84     2.31x         5.420%
109 - 120                         119     1.54x         5.776%
                                  110     1.63x         5.715%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

   Range of Remaining Terms to Maturity or Anticipated Repayment Date for Loan
                  Group 2 Mortgage Loans as of the Cut-Off Date


                                                           % of
Range of Remaining                         Aggregate      Cut-Off       Average         Maximum      Wtd. Avg.
Terms to Maturity or        Number of       Cut-Off        Date         Cut-Off         Cut-Off       Cut-Off       Wtd. Avg.
Anticipated Repayment       Mortgage         Date         Group 2        Date            Date        Date LTV       LTV Ratio
Date (months)                 Loans         Balance       Balance       Balance         Balance        Ratio      at Maturity *
--------------------------------------------------------------------------------------------------------------------------------
0 - 60                              8   $   140,865,000      20.2%   $  17,608,125   $  30,315,000        73.7%            73.7%
109 - 120                          31       551,146,469      78.8    $  17,778,918   $  65,050,000        72.7%            71.1%
229 - 240                           1         7,000,000       1.0    $   7,000,000   $   7,000,000        56.0%             0.0%
                                   40   $   699,011,469     100.0%   $  17,475,287   $  65,050,000        72.8%            70.9%


                            Wtd. Avg.
                             Stated
Range of Remaining          Remaining   Wtd. Avg.
Terms to Maturity or         Term to     Cut-Off    Wtd. Avg.
Anticipated Repayment       Maturity    Date DSC    Mortgage
Date (months)               (Mos.) *      Ratio       Rate
--------------------------------------------------------------
0 - 60                             59     1.35x         5.985%
109 - 120                         119     1.32x         5.729%
229 - 240                         240     1.17x         5.830%
                                  108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

       Range of Remaining Amortization Terms for All Mortgage Loans as of
                                the Cut-Off Date


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
Range of Remaining          Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Amortization Terms           Mortgage         Date         Pool         Date           Date       Date LTV        LTV Ratio
(months) (1)                  Loans         Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
-------------------------------------------------------------------------------------------------------------------------------
0 - 120                              1   $    6,700,000       0.2%   $ 6,700,000   $  6,700,000        47.9%               0.3%
229 - 264                            2       13,250,000       0.4    $ 6,625,000   $  7,000,000        55.9%              17.1%
265 - 300                            4       33,100,000       1.0    $ 8,275,000   $ 10,500,000        61.8%              49.6%
349 - 360                           59      809,625,070      24.0    $13,722,459   $129,000,000        74.5%              68.2%
361 - 420                            2       42,700,000       1.3    $21,350,000   $ 33,300,000        76.4%              72.0%
Non-Amortizing                      74    2,465,899,103      73.1    $33,322,961   $318,976,000        66.6%              66.6%
                                   142   $3,371,274,173     100.0%   $23,741,367   $318,976,000        68.5%              66.6%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
Range of Remaining           Term to      Cut-Off    Wtd. Avg.
Amortization Terms           Maturity    Date DSC    Mortgage
(months) (1)                (Mos.) (2)     Ratio       Rate
---------------------------------------------------------------
0 - 120                            120     1.76x         5.800%
229 - 264                          183     1.22x         5.816%
265 - 300                          119     1.62x         5.905%
349 - 360                          118     1.29x         5.875%
361 - 420                          119     1.21x         6.005%
Non-Amortizing                     106     1.67x         5.674%
                                   110     1.57x         5.729%


The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 357 months.

------------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

Range of Remaining Amortization Terms for Loan Group 1 Mortgage Loans as of the
                                  Cut-Off Date


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
Range of Remaining          Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Amortization Terms           Mortgage         Date        Group 1       Date           Date       Date LTV        LTV Ratio
(months) (1)                  Loans         Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
-------------------------------------------------------------------------------------------------------------------------------
0 - 120                              1   $    6,700,000       0.3%   $ 6,700,000   $  6,700,000        47.9%               0.3%
229 - 264                            1        6,250,000       0.2    $ 6,250,000   $  6,250,000        55.8%              36.3%
265 - 300                            4       33,100,000       1.2    $ 8,275,000   $ 10,500,000        61.8%              49.6%
349 - 360                           46      642,428,602      24.0    $13,965,839   $129,000,000        75.2%              68.6%
361 - 420                            2       42,700,000       1.6    $21,350,000   $ 33,300,000        76.4%              72.0%
Non-Amortizing                      48    1,941,084,103      72.6    $40,439,252   $318,976,000        64.8%              64.8%
                                   102   $2,672,262,705     100.0%   $26,198,654   $318,976,000        67.4%              65.4%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
Range of Remaining           Term to      Cut-Off    Wtd. Avg.
Amortization Terms           Maturity    Date DSC    Mortgage
(months) (1)                (Mos.) (2)     Ratio       Rate
---------------------------------------------------------------
0 - 120                            120     1.76x         5.800%
229 - 264                          120     1.28x         5.800%
265 - 300                          119     1.62x         5.905%
349 - 360                          118     1.31x         5.907%
361 - 420                          119     1.21x         6.005%
Non-Amortizing                     107     1.75x         5.642%
                                   110     1.63x         5.715%


The weighted average remaining amortization term for Group 1 Mortgage Loans (excluding non-amortizing loans and the loan that varies) is 358 months.

------------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

Range of Remaining Amortization Terms for Loan Group 2 Mortgage Loans as of the
                                  Cut-Off Date


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
Range of Remaining          Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Amortization Terms           Mortgage         Date        Group 2       Date           Date       Date LTV        LTV Ratio
(months) (1)                  Loans         Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
-------------------------------------------------------------------------------------------------------------------------------
229 - 264                            1   $    7,000,000       1.0%   $ 7,000,000   $  7,000,000        56.0%               0.0%
349 - 360                           13      167,196,469      23.9    $12,861,267   $ 50,000,000        71.9%              66.5%
Non-Amortizing                      26      524,815,000      75.1    $20,185,192   $ 65,050,000        73.3%              73.3%
                                    40   $  699,011,469     100.0%   $17,475,287   $ 65,050,000        72.8%              70.9%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
Range of Remaining           Term to      Cut-Off    Wtd. Avg.
Amortization Terms           Maturity    Date DSC    Mortgage
(months) (1)                (Mos.) (2)     Ratio       Rate
---------------------------------------------------------------
229 - 264                          240     1.17x         5.830%
349 - 360                          119     1.23x         5.754%
Non-Amortizing                     103     1.35x         5.790%
                                   108     1.32x         5.782%


The weighted average remaining amortization term for Group 2 Mortgage Loans (excluding non-amortizing loans) is 355 months.

------------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

                    Amortization Types for All Mortgage Loans


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                             Mortgage          Date         Pool         Date           Date       Date LTV        LTV Ratio
Amortization Types            Loans          Balance       Balance      Balance       Balance        Ratio      at Maturity (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest-only                       68    $2,388,951,103      70.9%   $35,131,634   $318,976,000        66.7%              66.7%
Interest-only,
Amortizing Balloon (2)              47       763,393,600      22.6    $16,242,417   $129,000,000        75.1%              69.1%
Interest-only, ARD                   6        76,948,000       2.3    $12,824,667   $ 33,150,000        63.3%              63.3%
Amortizing Balloon                  13        75,672,702       2.2    $ 5,820,977   $ 17,000,000        65.3%              55.0%
Amortizing ARD                       4        26,658,768       0.8    $ 6,664,692   $  8,982,796        71.0%              59.4%
Interest-only,
Amortizing ARD (2)                   2        25,950,000       0.8    $12,975,000   $ 14,450,000        70.7%              65.0%
Fully Amortizing                     2        13,700,000       0.4    $ 6,850,000   $  7,000,000        52.0%               0.2%
                                   142    $3,371,274,173     100.0%   $23,741,367   $318,976,000        68.5%              66.6%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
Amortization Types          (Mos.) (1)      Ratio       Rate
----------------------------------------------------------------
Interest-only                      106      1.67x         5.675%
Interest-only,
Amortizing Balloon (2)             119      1.29x         5.880%
Interest-only, ARD                 117      1.68x         5.640%
Amortizing Balloon                 120      1.39x         5.895%
Amortizing ARD                     102      1.27x         5.953%
Interest-only,
Amortizing ARD (2)                 119      1.32x         5.822%
Fully Amortizing                   181      1.46x         5.815%
                                   110      1.57x         5.729%


------------------------

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

               Amortization Types for Loan Group 1 Mortgage Loans


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                             Mortgage          Date        Group 1       Date           Date       Date LTV        LTV Ratio
Amortization Types            Loans          Balance       Balance      Balance       Balance        Ratio      at Maturity (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest-only                       43    $1,897,286,103      71.0%   $44,122,933   $318,976,000        64.9%              64.9%
Interest-only,
Amortizing Balloon (2)              36       611,893,600      22.9    $16,997,044   $129,000,000        75.6%              69.2%
Amortizing Balloon                  11        59,976,233       2.2    $ 5,452,385   $ 17,000,000        67.3%              56.7%
Interest-only, ARD                   5        43,798,000       1.6    $ 8,759,600   $ 28,275,000        62.5%              62.5%
Amortizing ARD                       4        26,658,768       1.0    $ 6,664,692   $  8,982,796        71.0%              59.4%
Interest-only,
Amortizing ARD (2)                   2        25,950,000       1.0    $12,975,000   $ 14,450,000        70.7%              65.0%
Fully Amortizing                     1         6,700,000       0.3    $ 6,700,000   $  6,700,000        47.9%               0.3%
                                   102    $2,672,262,705     100.0%   $26,198,654   $318,976,000        67.4%              65.4%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
Amortization Types          (Mos.) (1)      Ratio       Rate
----------------------------------------------------------------
Interest-only                      107      1.75x         5.647%
Interest-only,
Amortizing Balloon (2)             119      1.30x         5.912%
Amortizing Balloon                 120      1.43x         5.922%
Interest-only, ARD                 115      1.77x         5.428%
Amortizing ARD                     102      1.27x         5.953%
Interest-only,
Amortizing ARD (2)                 119      1.32x         5.822%
Fully Amortizing                   120      1.76x         5.800%
                                   110      1.63x         5.715%


------------------------

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 12 to 72 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

               Amortization Types for Loan Group 2 Mortgage Loans


                                                            % of
                                            Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of        Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
                             Mortgage          Date        Group 2       Date           Date       Date LTV        LTV Ratio
Amortization Types            Loans          Balance       Balance      Balance       Balance        Ratio      at Maturity (1)
--------------------------------------------------------------------------------------------------------------------------------
Interest-only                       25    $  491,665,000      70.3%   $19,666,600   $ 65,050,000        73.9%              73.9%
Interest-only,
Amortizing Balloon (2)              11       151,500,000      21.7    $13,772,727   $ 50,000,000        73.4%              68.4%
Interest-only, ARD (2)               1        33,150,000       4.7    $33,150,000   $ 33,150,000        64.4%              64.4%
Amortizing Balloon                   2        15,696,469       2.2    $ 7,848,234   $ 12,200,000        57.4%              48.4%
Fully Amortizing                     1         7,000,000       1.0    $ 7,000,000   $  7,000,000        56.0%               0.0%
                                    40    $  699,011,469     100.0%   $17,475,287   $ 65,050,000        72.8%              70.9%


                            Wtd. Avg.
                              Stated
                            Remaining     Wtd. Avg.
                             Term to       Cut-Off    Wtd. Avg.
                             Maturity     Date DSC    Mortgage
Amortization Types          (Mos.) (1)      Ratio       Rate
----------------------------------------------------------------
Interest-only                      102      1.34x         5.781%
Interest-only,
Amortizing Balloon (2)             119      1.23x         5.750%
Interest-only, ARD (2)             120      1.57x         5.920%
Amortizing Balloon                 120      1.25x         5.790%
Fully Amortizing                   240      1.17x         5.830%
                                   108      1.32x         5.782%


------------------------

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

     Mortgaged Properties by Range of Occupancy Rates for All Mortgage Loans


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Range Of Occupancy          Mortgaged         Date         Pool         Date           Date       Date LTV        LTV Ratio
Rates (%) (1)               Properties      Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
-------------------------------------------------------------------------------------------------------------------------------
53.07 - 69.99                        3   $   33,891,000       1.0%   $11,297,000   $ 22,960,000        79.3%              78.0%
70.00 - 74.99                        6      191,245,000       5.7    $31,874,167   $129,000,000        76.4%              72.2%
75.00 - 84.99                       13      108,939,328       3.2    $ 8,379,948   $ 25,025,000        71.7%              67.8%
85.00 - 89.99                        9      230,643,389       6.8    $25,627,043   $150,000,000        62.2%              61.5%
90.00 - 94.99                       29      869,755,922      25.8    $29,991,584   $205,000,000        63.9%              62.2%
95.00 - 99.99                       60      939,760,196      27.9    $15,662,670   $ 65,050,000        68.9%              68.0%
100.00 - 100.00                     83      901,439,338      26.7    $10,860,715   $100,000,000        71.4%              69.7%
                                   203   $3,275,674,173      97.2%   $16,136,326   $205,000,000        68.5%              66.8%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
                             Term to      Cut-Off    Wtd. Avg.
Range Of Occupancy           Maturity    Date DSC    Mortgage
Rates (%) (1)               (Mos.) (2)     Ratio       Rate
---------------------------------------------------------------
53.07 - 69.99                      119     1.35x         5.969%
70.00 - 74.99                      119     1.32x         5.843%
75.00 - 84.99                      119     1.37x         5.915%
85.00 - 89.99                      115     1.90x         5.574%
90.00 - 94.99                       95     1.62x         5.731%
95.00 - 99.99                      114     1.57x         5.660%
100.00 - 100.00                    114     1.54x         5.746%
                                   110     1.57x         5.719%


------------------------

(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 6 hospitality properties representing 2.8% of the Cut-Off Date Mortgage Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

Mortgaged Properties by Range of Occupancy Rates for Loan Group 1 Mortgage Loans


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Range Of Occupancy          Mortgaged         Date        Group 1       Date           Date       Date LTV        LTV Ratio
Rates (%) (1)               Properties      Balance       Balance      Balance       Balance        Ratio      at Maturity (2)
-------------------------------------------------------------------------------------------------------------------------------
53.07 - 69.99                        3   $   33,891,000       1.3%   $11,297,000   $ 22,960,000        79.3%              78.0%
70.00 - 74.99                        6      191,245,000       7.2    $31,874,167   $129,000,000        76.4%              72.2%
75.00 - 84.99                       13      108,939,328       4.1    $ 8,379,948   $ 25,025,000        71.7%              67.8%
85.00 - 89.99                        7      202,643,389       7.6    $28,949,056   $150,000,000        59.7%              59.2%
90.00 - 94.99                       17      596,255,922      22.3    $35,073,878   $205,000,000        59.7%              58.5%
95.00 - 99.99                       36      548,660,196      20.5    $15,240,561   $ 52,000,000        66.6%              65.7%
100.00 - 100.00                     81      895,027,869      33.5    $11,049,727   $100,000,000        71.5%              69.8%
                                   163   $2,576,662,705      96.4%   $15,807,747   $205,000,000        67.3%              65.7%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
                             Term to      Cut-Off    Wtd. Avg.
Range Of Occupancy           Maturity    Date DSC    Mortgage
Rates (%) (1)               (Mos.) (2)     Ratio       Rate
---------------------------------------------------------------
53.07 - 69.99                      119     1.35x         5.969%
70.00 - 74.99                      119     1.32x         5.843%
75.00 - 84.99                      119     1.37x         5.915%
85.00 - 89.99                      119     1.99x         5.494%
90.00 - 94.99                       91     1.75x         5.676%
95.00 - 99.99                      115     1.75x         5.629%
100.00 - 100.00                    114     1.54x         5.745%
                                   110     1.64x         5.702%


------------------------

(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 6 hospitality properties representing 3.6% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

Mortgaged Properties by Range of Occupancy Rates for Loan Group 2 Mortgage Loans


                                                           % of
                                           Aggregate      Cut-Off      Average       Maximum      Wtd. Avg.
                            Number of       Cut-Off        Date        Cut-Off       Cut-Off       Cut-Off        Wtd. Avg.
Range Of Occupancy          Mortgaged         Date        Group 2       Date           Date       Date LTV        LTV Ratio
Rates (%)                   Properties      Balance       Balance      Balance       Balance        Ratio       at Maturity *
-------------------------------------------------------------------------------------------------------------------------------
85.48 - 89.99                        2   $   28,000,000       4.0%   $14,000,000   $ 15,500,000        79.9%              77.5%
90.00 - 94.99                       12      273,500,000      39.1    $22,791,667   $ 56,800,000        73.1%              70.2%
95.00 - 99.99                       24      391,100,000      56.0    $16,295,833   $ 65,050,000        72.2%              71.2%
100.00 - 100.00                      2        6,411,469       0.9    $ 3,205,734   $  3,496,469        63.0%              57.8%
                                    40   $  699,011,469     100.0%   $17,475,287   $ 65,050,000        72.8%              70.9%


                            Wtd. Avg.
                              Stated
                            Remaining    Wtd. Avg.
                             Term to      Cut-Off    Wtd. Avg.
Range Of Occupancy           Maturity    Date DSC    Mortgage
Rates (%)                    (Mos.) *      Ratio       Rate
---------------------------------------------------------------
85.48 - 89.99                       85     1.25x         6.155%
90.00 - 94.99                      104     1.35x         5.852%
95.00 - 99.99                      113     1.31x         5.704%
100.00 - 100.00                    119     1.30x         5.907%
                                   108     1.32x         5.782%


------------------------

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

      Percentage of Mortgage Pool by Prepayment Restriction (1) (2) (3) (4)


Prepayment Restriction       Dec-06       Dec-07       Dec-08       Dec-09       Dec-10       Dec-11       Dec-12
-------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                      73.78%       72.31%       10.00%        2.57%        0.05%        0.00%        0.00%
Defeasance                       0.00%        0.00%       53.44%       55.06%       50.99%       56.93%       56.85%
Yield Maintenance               26.11%       27.58%       36.46%       41.15%       41.63%       43.07%       43.15%
Prepayment Premium               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Open                             0.10%        0.10%        0.10%        1.22%        7.33%        0.00%        0.00%
Total                          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Mortgage Pool Balance
Outstanding (in millions)   $3,371.27    $3,369.24    $3,366.84    $3,363.12    $3,357.21    $2,919.60    $2,907.64
% of Initial Pool Balance      100.00%       99.94%       99.87%       99.76%       99.58%       86.60%       86.25%


Prepayment Restriction       Dec-13       Dec-14       Dec-15      Dec-16
-------------------------   ---------    ---------    ---------    -------
Locked Out                       0.00%        0.00%        0.00%      0.00%
Defeasance                      54.22%       54.11%       53.99%    100.00%
Yield Maintenance               45.78%       45.89%       46.01%      0.00%
Prepayment Premium               0.00%        0.00%        0.00%      0.00%
Open                             0.00%        0.00%        0.00%      0.00%
Total                          100.00%      100.00%      100.00%    100.00%
Mortgage Pool Balance
Outstanding (in millions)   $2,733.60    $2,719.61    $2,704.76    $  4.50
% of Initial Pool Balance       81.09%       80.67%       80.23%      0.13%


------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Based on the assumptions set forth in footnote (1) above, after December 2016, the outstanding loan balances represent less than 0.13% of the Cut-Off Date Pool Balance.

(3) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Percentage of Loan Group 1 by Prepayment Restriction (1) (2) (3)


Prepayment Restriction          Dec-06       Dec-07       Dec-08       Dec-09       Dec-10       Dec-11       Dec-12
----------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                         70.62%       68.76%        7.01%        2.90%        0.06%        0.00%        0.00%
Defeasance                          0.00%        0.00%       55.45%       57.50%       52.05%       58.03%       57.97%
Yield Maintenance                  29.25%       31.11%       37.41%       39.46%       40.05%       41.97%       42.03%
Prepayment Premium                  0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Open                                0.13%        0.13%        0.13%        0.13%        7.84%        0.00%        0.00%
Total                             100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Group 1 Balance
Outstanding (in millions)      $2,672.26    $2,670.60    $2,668.61    $2,665.39    $2,660.01    $2,364.21    $2,354.33
% of Initial Group 1 Balance      100.00%       99.94%       99.86%       99.74%       99.54%       88.47%       88.10%


Prepayment Restriction          Dec-13       Dec-14       Dec-15      Dec-16
----------------------------   ---------    ---------    ---------    -------
Locked Out                          0.00%        0.00%        0.00%      0.00%
Defeasance                         54.79%       54.70%       54.59%      0.00%
Yield Maintenance                  45.21%       45.30%       45.41%      0.00%
Prepayment Premium                  0.00%        0.00%        0.00%      0.00%
Open                                0.00%        0.00%        0.00%      0.00%
Total                             100.00%      100.00%      100.00%      0.00%
Group 1 Balance
Outstanding (in millions)      $2,182.58    $2,171.22    $2,159.16    $  0.00
% of Initial Group 1 Balance       81.68%       81.25%       80.80%      0.00%


------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C29

Attachment B to the Free Writing Prospectus Dated December 12, 2006
-------------------------------------------------------------------

        Percentage of Loan Group 2 by Prepayment Restriction (1) (2) (3)


Prepayment Restriction          Dec-06       Dec-07       Dec-08       Dec-09       Dec-10       Dec-11       Dec-12
----------------------------   ---------    ---------    ---------    ---------    ---------    ---------    ---------
Locked Out                         85.89%       85.89%       21.41%        1.29%        0.00%        0.00%        0.00%
Defeasance                          0.00%        0.00%       45.76%       45.72%       46.97%       52.22%       52.09%
Yield Maintenance                  14.11%       14.11%       32.83%       47.60%       47.64%       47.78%       47.91%
Prepayment Premium                  0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Open                                0.00%        0.00%        0.00%        5.39%        5.39%        0.00%        0.00%
Total                             100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
Group 2 Balance
Outstanding (in millions)      $  699.01    $  698.63    $  698.23    $  697.73    $  697.19    $  555.39    $  553.31
% of Initial Group 2 Balance      100.00%       99.95%       99.89%       99.82%       99.74%       79.45%       79.16%


Prepayment Restriction          Dec-13       Dec-14       Dec-15      Dec-16
----------------------------   ---------    ---------    ---------    -------
Locked Out                          0.00%        0.00%        0.00%      0.00%
Defeasance                         51.95%       51.77%       51.59%    100.00%
Yield Maintenance                  48.05%       48.23%       48.41%      0.00%
Prepayment Premium                  0.00%        0.00%        0.00%      0.00%
Open                                0.00%        0.00%        0.00%      0.00%
Total                             100.00%      100.00%      100.00%    100.00%
Group 2 Balance
Outstanding (in millions)      $  551.02    $  548.39    $  545.60    $  4.50
% of Initial Group 2 Balance       78.83%       78.45%       78.05%      0.64%


------------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

(3) Based on the assumptions set forth in footnote (1) above, after December 2016, the outstanding loan balances represent 0.64% of the Cut-Off Date Group 2 Balance.